UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 24, 2016

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)

(770) 240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 24, 2016, Mr. Jeffrey H. Coors, one of the members of the Board of Directors of Graphic Packaging Holding Company (the “Company”), resigned from the Board. Mr. Coors resignation did not result from any disagreement with the Company or its management.

Effective immediately following the Annual Meeting of Stockholders on May 25, 2016, Mr. David W. Scheible resigned as Chairman and a member of the Board of Directors. Mr. Scheible’s resignation did not result from any disagreement with the Company or its management. Mr. Philip R. Martens was elected by the Board to serve as Chairman following Mr. Scheible’s resignation.

Also following the Annual Meeting of Stockholders, the Board elected Mr. Larry M. Venturelli to the Board. Mr. Venturelli will serve as one of the Class I Directors, whose three-year terms expire in 2017. Mr. Venturelli will be an independent Director of the Company and a member of the Audit Committee and is not party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 25, 2016. Of the 322,764,310 shares of common stock eligible to vote at the Annual Meeting, 296,928,158 were represented in person or by proxy. The final results of voting are as follows:

1.    Election of Directors:

Director	For	Withheld
David D. Campbell	271,860,743	6,631,888
Robert A. Hagemann	277,922,517	570,114
Harold R. Logan, Jr.	271,631,714	6,860,917

2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
295,116,457	1,619,441	192,260	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Senior Vice President, General
Counsel and Secretary
Date: May, 26, 2016